Exhibit 10.2

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”), dated as of May 29, 2008, is entered into by and between Compass Bank, an Alabama banking corporation (together with its successors and assigns, “Compass”), and Hampton Roads Bankshares, Inc., a Virginia corporation (the “Borrower”), which owns one hundred percent (100%) of the issued and outstanding capital stock of The Bank of Hampton Roads, a Virginia banking corporation (the “Company”). Borrower has entered into a definitive agreement with Shore Financial Corporation, a Virginia corporation (“Shore Financial”), pursuant to which Borrower shall acquire Shore Financial and its wholly-owned subsidiary, Shore Bank, a Virginia banking corporation (“Shore Bank”). It is the intention of the parties that the stock of Shore Bank be pledged as additional Collateral for the Liabilities, at the time Borrower acquires Shore Financial.

1.        Creation of Security Interest. In consideration of one or more credit facilities made available, or to be made available, to the Borrower by Compass, and to secure all indebtedness, obligations, and liabilities of the Borrower to Compass whether now or hereafter incurred, existing, or arising and whether absolute or contingent (hereinafter collectively called “Liabilities”), including without limitation that existing or arising pursuant to, related to, or evidenced by that certain Credit Agreement between the Borrower and Compass dated as of May 29, 2008 (the “Credit Agreement”), that certain Promissory Note from the Borrower to Compass dated as of May ___, 2008 (the “Note”), and the other documents evidencing, securing, or otherwise relating to or delivered in connection with the credit facility made available pursuant to the Credit Agreement, as any of the same may be amended, renewed, increased, or replaced from time to time, or any other liability of the Borrower to Compass (collectively and together with this Agreement, the “Credit Documents”), and including without limitation, any indebtedness, obligation, or liability of any Borrower under any interest rate, currency, equity, credit or commodity, swap, cap, floor, collar, or similar agreement or arrangement, any foreign currency exchange transaction, cross currency rate swap, currency option or any combination of or option with respect to, any of the foregoing or similar transactions for the purpose of hedging exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices, the Borrower hereby assigns, transfers, grants to and pledges with Compass title to and a security interest in the Collateral described and defined in paragraph 2 of this Agreement.

2.             Collateral. This Agreement covers the following described property, whether now owned or existing or hereafter created, acquired or arising (collectively, the “Collateral”):

(a)           _______________ shares of the common stock of the Company, represented by Stock Certificate Number ___, constituting not less than 100% of the total issued and outstanding capital stock of the Company, delivered or to be delivered and deposited with Compass, all other money and property heretofore delivered or which shall hereafter be delivered to or come into the possession, custody, or control of Compass in any manner or for any purpose whatsoever during the existence of this Agreement, whether held in a general or special account or deposit or for safekeeping or otherwise, and all other capital stock of the Company now owned or hereafter acquired by the Borrower, together with all distributions, property, and rights received or receivable by the Borrower or to which the Borrower shall become entitled by virtue of the Borrower’s ownership of the property described above, including without limitation, all stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new securities, cash dividends, moneys and other rights, dividends, securities, or other property which the Borrower is now or may hereafter become entitled to receive on account of the property described in this paragraph 2, all of which shall be accepted, protected, and enforced by the Borrower and delivered to Compass immediately in the exact form received and accompanied by appropriate stock powers, to be held by Compass as additional collateral under this Agreement, and until receipt by Compass, all such distributions, property, and rights shall be held by the Borrower in trust for Compass as Compass’s agent; and all proceeds of, accessions and additions to, and substitutions for, all of the foregoing.

(b)           _______________ shares of the common stock of Shore Bank, represented by Stock Certificate Number ___, constituting not less than 100% of the total issued and outstanding capital stock of Shore Bank, delivered or to be delivered and deposited with Compass, all other money and property heretofore delivered or which shall hereafter be delivered to or come into the possession, custody, or control of Compass in any manner or for any purpose whatsoever during the existence of this Agreement, whether held in a general or special account or deposit or for safekeeping or otherwise, and all other capital

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stock of the Shore Bank now owned or hereafter acquired by the Borrower, together with all distributions, property, and rights received or receivable by the Borrower or to which the Borrower shall become entitled by virtue of the Borrower’s ownership of the property described above, including without limitation, all stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new securities, cash, moneys and other rights, dividends, securities, or other property which the Borrower is now or may hereafter become entitled to receive on account of the property described in this paragraph 2, all of which shall be accepted, protected, and enforced by the Borrower and delivered to Compass immediately in the exact form received and accompanied by appropriate stock powers, to be held by Compass as additional collateral under this Agreement, and until receipt by Compass, all such distributions, property, and rights shall be held by the Borrower in trust for Compass as Compass’s agent; and all proceeds of, accessions and additions to, and substitutions for, all of the foregoing.

3.	Obligations of the Borrower.

(a)           Notwithstanding the fact that Compass may hold the Collateral and regardless of the value thereof, the Borrower shall remain liable for the payment in full of the Liabilities and any other sums or expenses due or to become due from the Borrower to Compass and shall timely pay all such sums in accordance with the Note or other applicable Credit Documents.

(b)           Upon the occurrence or existence of any Default pursuant to the Credit Documents, the Borrower, without notice except as may otherwise be expressly provided in the Credit Documents, immediately shall pay in full all Liabilities to Compass.

(c)           The Borrower shall pay to Compass all expenses and expenditures, including but not limited to reasonable attorneys’ fees actually incurred or paid by Compass incidental to holding, collecting, exchanging, preserving, exercising rights in respect of, or realizing upon any of the Collateral or the Liabilities.

(d)           The Borrower shall, at its expense, make, do, execute, deliver, or file any act, thing, statement, instrument, document, or other paper in such form and substance as Compass may request in order to create, preserve, perfect, or validate any security interest or to enable Compass to exercise or enforce its rights with respect to such security interest.

4.             Compass’ Obligations. Compass’ duty with respect to the Collateral shall be solely one of reasonable care in the physical custody of Collateral in its possession, and shall not include any obligation to collect any sums due in respect thereof or to preserve rights against prior parties or any other rights relative thereto, nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral. Compass shall be deemed conclusively to have exercised reasonable care in the custody of the Collateral by taking such action for purposes of preserving rights in the Collateral, as the Borrower may request in writing, but no failure, omission, or delay by Compass in complying with any such request or refusal to comply with any such request, shall be deemed to be a failure to exercise reasonable care. Compass also shall be obligated to send only such notices as are expressly required in this Agreement.

5.             Default. The occurrence of any Event of Default under the Credit Agreement or under any Credit Document shall constitute a Default under this Agreement (“Default”).

6.	Compass’ Rights and Remedies Upon Default.

(a)           Upon the occurrence of any Default pursuant to the Credit Documents, and at any time thereafter, with such notice as required by any or all of the Credit Documents, and at the Borrower’s expense, Compass may, but shall not be obligated to:

(i)            collect by legal proceedings or otherwise all dividends, interest, principal payments, income, and other sums now or hereafter payable upon or on account of the Collateral, and hold the same as Collateral or apply the same to any Liabilities, the manner, distribution and application to be in Compass’s sole discretion;

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(ii)           enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement in any manner relating to or affecting the Collateral; accept other property in exchange for such Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such Collateral shall be applied to the Liabilities or thereafter held by Compass pursuant to the provisions of this Agreement;

(iii)          demand, sue for, collect, or make any compromise or settlement with reference to the Collateral as Compass, in its sole discretion, chooses;

(iv)	process and preserve the Collateral;

(v)           transfer the Collateral to Compass’s name or the name of its nominee to transfer and/or exercise as to the Collateral all the rights, powers, and remedies of an owner; provided, however, to the extent the Collateral consists of equity securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) and as defined in SEC Rule 13d-1(d), or any other securities the holding of which would subject Compass to the reporting requirements of Sections 13(d) or 13(g) of the Exchange Act, Compass shall have no right, prior to its formal declaration of default, to make such transfer or to vote or dispose of such securities; and

(vi)	perform any of the Borrower’s obligations under this Agreement.

Compass’ remedies as described shall be expressly subject to all necessary regulatory or governmental approvals from any federal or state authority having jurisdiction over any aspect of the business or affairs of the Borrower, the Company or Shore Bank, and, further, any action by Compass pursuant to §6(a)(ii) of this Agreement shall be done in a commercially reasonable manner.

(b)           Upon the occurrence of any Default, Compass, in addition to all rights and remedies described in paragraph (a), is hereby granted full power and authority to:

(i)            sell, assign, and deliver all or any part of the Collateral at public or private sale, without notice to any party if the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, otherwise upon at least ten (10) days’ notice sent to the address shown hereon or shown on any records of Compass;

(ii)           bid upon and purchase any or all of the Collateral sold at a public sale, and to the extent permitted by applicable law, become the purchaser at any private sale, in either event free from any right of redemption in the Borrower, which right is hereby expressly waived, and apply any unpaid Liabilities toward or in full satisfaction of the purchase price in a commercially reasonable manner subject to all necessary regulatory or governmental approvals from any federal or state authority having jurisdiction over any aspect of the business or affairs of the Borrower, the Company or Shore Bank;

(iii)          apply the proceeds of any sale or other disposition of the Collateral first to the payment of expenses incurred by Compass in making such sale or disposition, including without limitation reasonable attorneys’ fees; second, to the payment of such expenses or liabilities as may have been incurred by Compass incidental to holding, collecting, exchanging, preserving, exercising rights in respect of or realizing upon any of the Collateral or upon the Liabilities, or any effort to that end; third, to the payment of the principal debt hereby secured and the interest thereon; and fourth, to the payment of any other Liabilities then existing and due to Compass from the Borrower; and

(iv)          exercise all rights and remedies available to Compass under the Credit Agreement and related Credit Documents and in addition to, modification of, or conjunction with those rights and remedies described in paragraph 6(a) and in this paragraph 6(b), all of which shall be cumulative, Compass shall have the rights and remedies provided in the Uniform Commercial

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Code as enacted in Alabama at the date of this Agreement (the “Alabama UCC”) and other rights and remedies available at law or in equity.

(c)          The Borrower shall continue to be liable to Compass for any deficiency remaining after any sale or other disposition of Collateral conducted pursuant to this Agreement, together with interest thereon at the rate specified in any document evidencing the Liabilities, and if none, at the rate applicable to judgments. Any proceeds of such sale or other disposition remaining after the allocation prescribed in paragraph 6(b)(iii) shall be returned to the Borrower or whomsoever may then be lawfully entitled thereto.

(d)           The Borrower hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this pledge and of the existence, creation, or incurrence of new or additional indebtedness.

7.           Borrower’s Rights and Remedies. Subject to the provisions of this Agreement, the Borrower shall have only those rights and remedies provided in the Alabama UCC.

8.           Additional Agreements, Representations, and Warranties. The Borrower hereby represents, warrants, and agrees that:

(a)           Demand, notice, protest, and all demands and notices of any action taken by Compass except those expressly required in this Agreement are hereby waived, and any indulgence of Compass, substitution for, exchange of, or release of Collateral, or addition or release of any person liable on the Collateral or on the Liabilities is hereby consented to;

(b)           The Borrower has full power and authority to execute and deliver this Agreement and the other Credit Documents and to pledge Collateral under this Agreement, and that with respect to Collateral pledged hereunder, at the time the Collateral is deposited with Compass, the Borrower has the unrestricted right to transfer the same and to grant a security interest therein, that the Collateral is not subject to the interest of any person other than the Borrower, and that the Borrower will defend the Collateral and its proceeds or accessions against the claims and demands of all third persons;

(c)           With respect to all property delivered to Compass as Collateral: the same are genuine, free from liens, adverse claims, default, prepayment, defenses and conditions precedent, except as disclosed thereby and otherwise disclosed to or known by Compass, that all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and that the same comply with all applicable laws concerning form, content, and manner of preparation and execution;

(d)           All financial or credit statements and any other information provided to Compass in connection with the Liabilities prior to, contemporaneously with, or subsequent to, execution of this Agreement are or shall be true, correct, complete, valid, and genuine;

(e)           Demands or notices shall be deemed conclusively to have been received and shall be effective on the earlier of the date on which same was personally delivered to the addressee thereof or on the third business day after the day on which such demands or notices were mailed to the address set forth below (or at such other address as such party shall specify to the other party in writing):

If to the Borrower:

Jack W. Gibson, Vice-Chairman, President

and Chief Executive Officer

Hampton Roads Bankshares, Inc.

999 Waterside Drive, Suite 200

Norfolk, Virginia 23510

Telephone:	(757) 217-1000
Fax:	(757) 217-3656

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with a copy to:

William A. Old, Jr.

Williams Mullen

999 Waterside Drive, Suite 1700

Norfolk, Virginia 23510

Telephone:	(757) 622-3366
Fax:	(757) 629-0660

wold@williamsmullen.com

If to Compass:

Compass Bank

Attn: T. Ray Sandefur

15 South 20th Street

Post Office Box 10566

Birmingham, Alabama 35296

(205) 297-4808 voice

(205) 297-6273 fax

trs@compassbank.com ;

(f)            The Borrower shall and does hereby grant to Compass a continuing irrevocable power of attorney coupled with an interest, exercisable only after any Default, and shall and does hereby make, constitute, and appoint Compass as the Borrower’s true and lawful attorney-in-fact for the Borrower and in the Borrower’s name, place, and stead and on the Borrower’s behalf and for the Borrower’s use and benefit, to complete, execute, and file one or more Forms 144 under SEC Rule 144 or any notices under any similar rule or regulation of any securities authority, with full power and authority to do, take, and perform all and every act and thing whatsoever requisite, proper, or necessary to be done in the exercise of the rights and powers herein granted as fully and to all intents and purposes as the Borrower might or could do if personally present;

(g)           Upon request by Compass, the Borrower shall (i) complete and execute one or more SEC Forms 144 in respect of Collateral, or cooperate fully with Compass in complying with SEC Rule 144; and (ii) cooperate fully with Compass in the preparation of any securities disclosure or registration documents deemed necessary or desirable by Compass in connection with Compass’s sale of Collateral, including without limitation, providing to Compass all information requested by Compass relating to the Borrower or the Collateral;

(h)           Upon request by Compass, the Borrower shall provide to Compass copies of all filings of any issuer of Collateral and correspondence with any securities authority, together with such other financial and other information regarding the Borrower, the issuer(s) of all Collateral and their respective businesses, affairs, and conditions as Compass may from time to time request;

(i)            Notwithstanding anything to the contrary contained or implied in this Agreement or in any other Credit Document, if at any time Compass shall determine to sell all or any part of Collateral pursuant to paragraph 6, and Collateral or portion thereof being sold has not been registered under any applicable securities laws, Compass, in its sole discretion, may sell Collateral or any portion thereof in a private sale and in such other manner and under such circumstances as Compass may deem necessary or advisable in order that such Collateral lawfully may be sold without such registration, and without limiting the generality of the foregoing, Compass, in its sole discretion may (i) proceed to sell Collateral or any portion thereof through non-public sale, whether or not a registration statement has been filed, (ii) approach and negotiate with as few as one possible purchaser, and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for purchaser’s own account for investment purposes and not with a view toward the distribution or sale of such Collateral, and who satisfies such other conditions as at that time may be required in order for Compass to conduct a lawful non-public sale of such

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Collateral; and in the event of any non-public sale, Compass shall be and is hereby authorized to sell all or any part of Collateral at a price that Compass, in its sole discretion, deems reasonable under the circumstances, irrespective of whether a higher price might be realized if the sale were deferred until after registration under the securities laws, and in no event shall Compass have any obligation to sell any Collateral at a public sale or cause the registration of any Collateral as a condition to selling the same;

(j)            Compass shall be deemed conclusively to have acted in a commercially reasonable manner (i) by selling any Collateral in a public or private offering or sale, in a sale or offering of a limited quantity of securities or to a limited number of purchasers or offerees, or pursuant to any available exemption from registration; (ii) by selling “control” or “restricted” securities pursuant to Section 4(4) of the Securities Act of 1933, as amended; (iii) by selling or offering any securities for sale in accordance with this paragraph 8; or (iv) in taking any other action prescribed in or otherwise in complying with this Agreement;

(k)           Except as may be otherwise set forth on an addendum to this Agreement, no part of the Collateral constitutes “margin stock” as defined in Federal Reserve Board (“Board”) Regulation U (12 C.F.R. Part 221) and no part of the proceeds of the credit facility secured hereby shall be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” or reducing or retiring any indebtedness which originally was incurred to purchase or carry such “margin stock,” or for any purpose which might constitute “purpose credit” within the meaning of Regulation U, Regulation X or Regulation G of the Board;

(l)            The Borrower, the issuer(s) of the Collateral, and their respective officers, associates, and agents have complied, and shall continue to comply with, all applicable securities laws, rules, regulations, orders, and requirements in respect of the Collateral, and after any Default and upon request by Compass, the Borrower shall cooperate fully and assist Compass in complying with all such laws, rules, regulations, orders, and requirements; and

(m)          After any Default, Compass may disclose to any prospective purchaser with which Compass is negotiating to sell any Collateral pursuant to paragraph 6, any or all information in Compass’s possession, regarding such Collateral or the issuer thereof which Compass deems necessary or desirable.

9.	Mutual Agreements.

(a)           With Borrower’s consent, which consent shall not be unreasonably withheld, Compass may assign any liability or obligation of the Borrower, and in case of such assignment, Compass may deliver the whole or any part of the Collateral to the transferee who shall succeed to all the powers and rights of Compass in respect thereof, and Compass shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to the transferred Collateral; provided, however, that Borrower’s consent shall not be required in the event that Compass assigns any liability or obligation of the Borrower to an affiliate or successor-in-interest of Compass.

(b)           “Compass” and “Borrower” as used in this Agreement shall include the heirs, executors, administrators, successors, representatives, receivers, trustees, and assigns of those parties.

(c)           If more than one the Borrower signs this Agreement, references herein in singular form shall refer to all of the undersigned the Borrowers, and their liability shall be joint and several.

(d)           The laws of the State of Alabama shall govern the construction of and the interests, rights, and duties of the parties to this Agreement.

(e)           The Borrower hereby submits to jurisdiction in the State of Alabama for any action or cause of action arising hereunder.

(f)            The Borrower hereby authorizes Compass to file one or more UCC financing statements and amendments thereto with respect to the Collateral.

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                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their respective duly authorized officers as of the day and year first above written.

Hampton Roads Bankshares, Inc.

By: s/ Jack W. Gibson
Jack W. Gibson

Its Vice-Chairman, President and Chief Executive Officer

Compass Bank

By: s/ T. Ray Sandefur
T. Ray Sandefur
Its Senior Vice President

STATE OF VIRGINIA	)
)
CITY OF NORFOLK	)

I, the undersigned, Notary Public in and for said City in said State, hereby certify that Jack W. Gibson, whose name as Vice-Chairman, President and Chief Executive Officer of Hampton Roads Bankshares, Inc., a Virginia corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the _____ day of May, 2008.

Notary Public

[NOTARIAL SEAL]	My commission expires:
My Registration No.: __________

STATE OF ALABAMA	)
)
COUNTY OF Jefferson	)

I, the undersigned, Notary Public in and for said County in said State, hereby certify that T. Ray Sandefur, whose name as Senior Vice President of Compass Bank, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the _____ day of May, 2008.

Notary Public

[NOTARIAL SEAL]	My commission expires:

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